                                                                    Exhibit 23.1


                              CONSENT OF ATTORNEYS


TO THE BOARD OF DIRECTORS
PACIFICAMERICA MONEY CENTER, INC.:

         Jeffer, Mangels, Butler & Marmaro LLP hereby consents to the reference to its name in the sections entitled "Conflicts of Interest" and "Legal Matters" in the Registration Statement on Form S-4 of PacificAmerica Money Center, Inc. and the Proxy Statement/Prospectus of which it is a part.


                                   JEFFER, MANGELS, BUTLER & MARMARO

April 25, 1996
Los Angeles, California